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                                                                    EXHIBIT 2.06

                                                                  EXECUTION COPY

                             TAX MATTERS AGREEMENT

                                  BY AND AMONG

                                XCEL ENERGY INC.

                          AND ITS AFFILIATED COMPANIES

                                      AND

                                NRG ENERGY, INC.

                          AND ITS AFFILIATED COMPANIES

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                              TAX MATTERS AGREEMENT

                  THIS TAX MATTERS AGREEMENT (this "Agreement") is made as of December 5, 2003 by and among Xcel Energy Inc., a registered public utility holding company ("Xcel"), and the Xcel subsidiaries whose names are set forth on the signature pages of this Agreement (the "Xcel Affiliated Companies" and, together with Xcel, the "Xcel Group"), and NRG Energy, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Xcel ("NRG"), and the NRG subsidiaries whose names are set forth on the signature pages of this Agreement (the "NRG Affiliated Companies" and, together with NRG, the "NRG Group"; for the avoidance of doubt, the Xcel Group and the Xcel Affiliated Companies shall not include any member of the NRG Group).

                                    RECITALS

                  WHEREAS, the Xcel Group files a consolidated federal income tax return and certain consolidated, combined or unitary state and local income and franchise tax returns;

                  WHEREAS, the members of the NRG Group ceased to be members of the Affiliated Group of which Xcel is the common parent effective as of March 13, 2001 (the "Deconsolidation Date") as a result of a public offering of NRG common stock on March 12, 2001;

                  WHEREAS, prior to the Deconsolidation Date NRG and certain NRG Affiliated Companies were party to a Tax Allocation Agreement made as of December 29, 2000 together with Xcel and certain Xcel Affiliated Companies (the "Prior Tax Allocation Agreement");

                  WHEREAS, NRG and certain related entities filed for protection under Chapter 11 of the Bankruptcy Code on May 14, 2003;

                  WHEREAS, on effectiveness of an NRG plan of reorganization (the "Plan") Xcel's shares of NRG stock will be cancelled; and

                  WHEREAS, the parties hereto have determined to enter into this Agreement to establish their respective rights and responsibilities concerning certain tax matters following effectiveness of the Plan;

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS

                  1.1 As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Affiliated Group" has the meaning given to that term in
Section 1504(a) of the Code.

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                  "Audit" means any audit, examination, proceeding or appeal relating to Taxes.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Deconsolidation Date" has the meaning given in the Recitals to this Agreement.

                  "Effective Date" means the date on which NRG emerges from bankruptcy pursuant to the terms of a confirmed plan of reorganization.

                  "Final Determination" means with respect to any issue (i) a decision, judgment, decree or other order by any court of competent jurisdiction that has become final and is not subject to further appeal, or (ii) a closing agreement entered into under Section 7121 of the Code or any other binding settlement agreement entered into in connection with or in contemplation of an administrative or judicial proceeding, excluding for this purpose an agreement on Form 870.

                  "Form 870" means Internal Revenue Service Form 870, Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment, any successor thereto, and any similar form used for state or local Tax purposes.

                  "Indemnification Amount" has the meaning given in Section 6.2.

                  "Indemnifying Party" means the party required to indemnify another party pursuant to Section 6.1.

                  "Indemnitee" means the party entitled to indemnification from another party pursuant to Section 6.1.

                  "NRG Affiliated Company" has the meaning given in the initial paragraph of this Agreement.

                  "NRG Group" has the meaning given in the initial paragraph of this Agreement.

                  "NRG Proposed Adjustment" means (i) a deficiency, claim or adjustment relating to an Xcel Consolidated Return that, if sustained, would result in Xcel's payment of a Tax for which NRG or an NRG Affiliated Company would be responsible under this Agreement, and (ii) an adjustment to any Tax Item of NRG or any NRG Affiliated Company that, if sustained, would cause NRG to be in breach of the representation set forth in Section 6(e) or the covenant set forth in Section 7(c) of the Settlement Agreement.

                  "NRG Separate Return" means any Separate Return of NRG or an NRG Affiliated Company, and any consolidated, combined or unitary Tax Return filed by NRG or an NRG Affiliated Company as common parent or its state or local equivalent.

                  "Plan" has the meaning given in the Recitals to this Agreement.

                  "Post-Deconsolidation Period" means any taxable period or portion thereof beginning on or after the Deconsolidation Date.

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                  "Pre-Deconsolidation Period" means any taxable period or
portion thereof ending before the Deconsolidation Date.

                  "Prior Tax Allocation Agreement" has the meaning given in the Recitals to this Agreement.

                  "Separate Return" means any Tax Return other than a consolidated, combined or unitary Tax Return.

                  "Settlement Agreement" means that certain Settlement Agreement entered into as of December 5, 2003 by and among Xcel, NRG and certain NRG subsidiaries.

                  "Tax" means any federal, state, local or foreign tax based upon or determined with reference to net income or profits, including capital gains and alternative or add-on minimum tax, together with interest, additions to tax or penalties related thereto.

                  "Tax Authority" means any federal, state, local or foreign governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

                  "Tax Benefit" means a reduction in the Tax liability of a taxpayer (or of the Affiliated Group of which it is a member) for any taxable period, determined in accordance with the principles set forth on Schedule 1.1T to this Agreement. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the Affiliated Group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all prior periods, is less than it would have been if such Tax liability were determined without regard to such Tax Item.

                  "Tax Detriment" means an increase in the Tax liability of a taxpayer (or of the Affiliated Group of which it is a member) for any taxable period, determined in accordance with the principles set forth on Schedule 1.1T to this Agreement. Except as otherwise provided in this Agreement, a Tax Detriment shall be deemed to have been realized or incurred with respect to a Tax Item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the Affiliated Group of which it is a member) for such period, after taking into account the effect of the Tax Item on the Tax liability of such taxpayer in the current period and all prior periods, is more than it would have been if such Tax liability were determined without regard to such Tax Item.

                  "Tax Item" means any item of income, gain, loss, deduction, credit or other attribute, including net operating loss carrybacks, that may have the effect of increasing or decreasing any Tax.

                  "Tax Law" means any federal, state, local or foreign law with respect to Taxes, including the Code and Treasury Regulations.

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                  "Tax Return" means any return, report, certificate, form or similar statement or document, including any schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax, required to be filed with a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Tax Law.

                  "Tax Structure" means the 'tax structure,' as that term is defined in Section 1.6011-4 of the Treasury Regulations, of the transactions referred to in the Recitals to this Agreement.

                  "Tax Treatment" means the 'tax treatment,' as that term is defined in Section 1.6011-4 of the Treasury Regulations, of the transactions referred to in the Recitals to this Agreement.

                  "Treasury Regulations" means the final, temporary and proposed income Tax regulations promulgated under the Code.

                  "Worthless Stock Deduction" means the deduction that Xcel or an Xcel Affiliated Company will claim under Section 165(g)(3) of the Code and any comparable provision of state or local law with respect to the loss of its investment in NRG.

                  "Xcel Affiliated Company" has the meaning given in the initial paragraph of this Agreement.

                  "Xcel Consolidated Return" means a consolidated U.S. federal income Tax Return or a consolidated, combined or unitary state or local income or franchise Tax Return filed by Xcel as common parent of an Affiliated Group (or the state or local equivalent thereof), including Tax Returns filed with respect to periods before the Deconsolidation Date by Xcel or by Xcel's predecessor, Northern States Power Co.

                  "Xcel Consolidated Return Year" means any taxable year or portion thereof for which Xcel or a predecessor files or has filed an Xcel Consolidated Return.

                  "Xcel Group" has the meaning given in the initial paragraph of this Agreement.

                  "Xcel Separate Return" means any Separate Return of Xcel or an Xcel Affiliated Company.

                  1.2 Principles of Construction.

                  As used in this Agreement, the singular shall be deemed to include the plural and vice versa and "including" shall mean "including, without limitation." The captions and section headings used in this Agreement are for convenience only and shall not affect the interpretation or construction of the Agreement's provisions. "Section" means a section of this Agreement unless otherwise indicated.

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SECTION 2. EFFECT ON Prior Tax Allocation Agreement

                  Except as expressly provided in this Agreement, the Prior Tax Allocation Agreement shall cease to have any effect as of the date hereof for any taxable period, past, present or future, but only as between Xcel or an Xcel Affiliated Company, on the one hand, and NRG or an NRG Affiliated Company, on the other hand. The Prior Tax Allocation Agreement shall continue to apply to the Xcel Group, and any tax sharing agreement to which NRG and the NRG Affiliated Companies are the only parties shall continue to apply to the NRG Group.

SECTION 3. Tax Returns.

                  3.1 Preparation of Tax Returns; Payment of Taxes.

                  (a) Xcel shall timely file or cause to be filed all Tax Returns required to be filed by Xcel, the Xcel Group or an Xcel Affiliated Company for a Post-Deconsolidation Period, including the Xcel Consolidated Returns for the 2002 tax year and the 2003 tax year. Xcel or an Xcel Affiliated Company shall pay all Taxes due with respect to such Tax Returns.

                  (b) NRG shall timely file or cause to be filed all Tax Returns required to be filed by NRG, the NRG Group or an NRG Affiliated Company for a Post-Deconsolidation Period, including (i) the short federal tax year that began on the Deconsolidation Date and ended on December 31, 2001, (ii) the federal 2002 tax year, (iii) the federal 2003 tax year and (iv) the short Minnesota tax year that began on May 15, 2003 and will end on December 31, 2003. NRG or an NRG Affiliated Company shall pay all Taxes due with respect to such Tax Returns.

                  (c) Each of Xcel and NRG shall prepare all Tax Returns on the basis that NRG and the NRG Affiliated Companies joined in the Xcel Consolidated Returns for all Pre-Deconsolidation Periods in which they were permitted to join under the Code or state or local Tax Law, and that NRG and the NRG Affiliated Companies did not and will not join in the Xcel Consolidated Returns for any Post-Deconsolidation Tax Period unless required by state or local Tax Law.

                  (d) For purposes of Section 3.1(c), NRG and all eligible NRG Affiliated Companies shall be treated as members of the Xcel Minnesota unitary tax group through and including May 14, 2003 and not as members of the Xcel Minnesota unitary tax group on or after May 15, 2003. Income, gains, losses, deductions and credits for the unitary and post-unitary portions of 2003 shall be determined based on a closing of the books as of the end of business on May 14, 2003, which closing of the books shall utilize NRG's month-end records for April 2003 as adjusted in good faith and on a basis consistent with past practice for the period from May 1, 2003 through May 14, 2003. The deduction arising from the Worthless Stock Deduction shall be a post-unitary item (as between Xcel and NRG).

                  (e) Except as otherwise provided in this Section 3.1, the party required to file a Tax Return shall have the exclusive right to determine how each Tax Item is reported on such Tax Return, whether to request an extension of time in which to file such Tax Return, which elections shall be made on such Tax Return, which accounting methods shall be chosen for such Tax Return, and whether to retain outside professionals in connection with preparation and filing of such Tax Return.

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                  3.2 Amendments to Filed Tax Returns.

                  (a) Xcel, in its sole discretion, may amend any Xcel Consolidated Return, provided that if an amendment would have required NRG or an NRG Affiliated Company to make a payment to Xcel under the Prior Tax Allocation Agreement if the Prior Tax Allocation Agreement still applied or imposes a Tax Detriment on NRG or on an NRG Affiliated Company, neither NRG nor the NRG Affiliated Company shall be required to make such payment and Xcel shall reimburse and indemnify NRG for such Tax Detriment when such Tax Detriment is realized.

                  (b) NRG may request that Xcel amend, and Xcel shall so amend, any Xcel Consolidated Return for a Pre-Deconsolidation Period, provided that (i) the period for filing an amended Tax Return for such period has not expired,
(ii) the amendment does not involve a carryback, (iii) the amendment relates solely to a separate Tax Item of NRG or an NRG Affiliated Company, (iv) Xcel determines or NRG provides an opinion of a nationally- recognized law or accounting firm to the effect that there is at least a "reasonable basis" (as defined in Section 1.6662-3(b)(3) of the Treasury Regulations) for the amendment position and the amended return makes all necessary disclosures, and (v) NRG pays to Xcel any additional amount that NRG or the NRG Affiliated Company would be required to pay under the Prior Tax Allocation Agreement as a result of such amendment if the Prior Tax Allocation Agreement still applied and NRG reimburses and indemnifies Xcel for any Tax Detriment that Xcel incurs as a result of such amendment when such Tax Detriment is realized. If the amended return results in Xcel's receipt of a Tax refund, Xcel shall remit the Tax refund to NRG within two business days of receipt thereof together with any interest received thereon, less any unpaid amount described in clause (v) of the immediately preceding sentence.

                  (c) Each of Xcel and the Xcel Affiliated Companies, on the one hand, and NRG and the NRG Affiliated Companies on the other hand, may amend any Xcel Separate Return or NRG Separate Return, respectively, without the consent of any other party and without incurring any obligation to compensate any other party.

                  (d) If a Tax Detriment for which compensation has been paid pursuant to Section 3.2(a) or 3.2(b) is decreased or eliminated as the result of an audit adjustment or otherwise, the compensated party shall pay the compensating party the amount of the decrease or the amount eliminated, without interest.

                  3.3 Carrybacks.

                  (a) To the extent permitted by Tax Law, Xcel shall include on an amended Xcel Consolidated Return, or file a tentative application for refund with respect to, any net operating loss incurred by NRG or an NRG Affiliated Company in its 2002 U.S. federal tax year or a state or local tax year ending in calendar year 2002, provided that (i) the period for filing an amended Tax Return for purposes of carrying back a net operating loss has not expired and
(ii) no portion of the net operating loss is absorbed in an Xcel Consolidated Return Year that begins after December 31, 2000. Xcel shall remit any portion of the associated Tax refund that is not associated with displaced Tax credits to NRG within two business days of receipt thereof, together with any interest received thereon. To the extent that the displaced Tax credits produce

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a Tax Benefit for Xcel in a Tax year or years after the year with respect to which Xcel claims the Worthless Stock Deduction, Xcel shall pay NRG an amount equal to the Tax Benefit within ten business days of realization thereof.

                  (b) NRG shall waive the carryback period for any net operating loss reflected on an NRG Separate Return not described in Section 3.3(a) if such loss would, absent a waiver, be carried back to a Pre-Deconsolidation Period. To the extent that such carryback period may not be waived, and in the case of any carryback of an NRG or NRG Affiliated Company capital loss, Xcel shall not be required to pay over to NRG any Tax refund received with respect to a Pre-Deconsolidation Period.

                  3.4 Other Refunds.

                  Any refund of Taxes received or Tax Benefit realized with respect to a Pre-Deconsolidation Period (or a Post-Deconsolidation Period with respect to which the NRG Affiliated Companies are required to join in an Xcel Consolidated Return under state or local law) and unrelated to an amended Tax Return, a carryback or a contest described in Section 5 shall be allocated and paid in a manner consistent with the Prior Tax Allocation Agreement, subject to later adjustment as provided therein.

                  3.5 Information and Cooperation; Record Retention.

                  Each of Xcel and the Xcel Affiliated Companies, on the one hand, and NRG and the NRG Affiliated Companies, on the other hand, shall provide the other with all documents and information, and make available employees and officers, as reasonably requested by the other party, on a mutually convenient basis during normal business hours, to aid the other party in preparing any Tax Return described in Section 3.1 or participating in an Audit or contest described in Section 5, provided that Xcel and the Xcel Affiliated Companies shall be required to provide NRG only (i) any Tax Return or portion thereof that includes Tax Items of NRG or an NRG Affiliated Company and (ii) any other information that relates to NRG or an NRG Affiliated Company. Each of Xcel and the Xcel Affiliated Companies, on the one hand, and NRG and the NRG Affiliated Companies, on the other hand, shall retain all records relating to Taxes governed by this Agreement until expiry of the related statute of limitations. Prior to discarding or destroying such records, the party retaining them shall offer in writing to transfer them to the other party at the other party's expense. If the other party does not accept such offer within thirty days, the party retaining such records may discard or destroy them.

                  3.6 Continuing Consolidation.

                  (a) Except as provided in Section 3.6(b), if NRG or any NRG Affiliated Company is required by state or local Tax Law to be included in an Xcel Consolidated Return for a Post-Deconsolidation Period, the parties shall make payments and otherwise take actions as the parties would have been required to make or take pursuant to the Prior Tax Allocation Agreement if the Prior Tax Allocation Agreement still applied.

                  (b) If the Minnesota Tax Authority requires that NRG or any eligible NRG Affiliated Company be treated as a member of the Xcel Minnesota unitary tax group at the time Xcel recognizes a loss on its investment in NRG, NRG and the NRG Affiliated Companies shall

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forgo any payment to which they would be entitled under the Prior Tax Allocation
Agreement to the extent, and only to the extent, such payment results from the Worthless Stock Deduction.

SECTION 4. ADDITIONAL COVENANTS.

                  4.1 Worthless Stock Deduction.

                  Neither Xcel nor any Xcel Affiliated Company shall claim the Worthless Stock Deduction for any tax year prior to the tax year in which the Effective Date occurs.

                  4.2 Payment of Certain Federal and Minnesota Adjustments.

                  Xcel shall pay NRG the net amount shown on Schedule 4.2 to this Agreement (as adjusted by reasonable agreement of the parties hereto through the Effective Date) within two business days of the Effective Date.

                  4.3 Continuing Covenants.

                  Except as otherwise provided in Section 3, Xcel and each Xcel Affiliated Company, on the one hand, and NRG and each NRG Affiliated Company, on the other hand, shall take any action reasonably requested by the other party that would reasonably be expected to result in a Tax Benefit or avoid a Tax Detriment to the requesting party, provided that such action does not cause the party taking such action to bear any Tax Detriment or other additional cost not fully compensated for by the requesting party.

SECTION 5. AUDITS AND CONTEST RIGHTS; JoinT tax Liability.

                  5.1 Liability for Adjustments.

                  If Xcel as common parent of an Affiliated Group (or the state or local equivalent thereof) is required to pay any additional Tax with respect to a Pre-Deconsolidation Period (or a Post-Deconsolidation Period with respect to which the NRG Affiliated Companies are required to join in an Xcel Consolidated Return under state or local law), NRG shall pay Xcel the amount, if any, that NRG or an NRG Affiliated Company would have been required to pay Xcel pursuant to the Prior Tax Allocation Agreement if the Prior Tax Allocation Agreement still applied.

                  5.2 Notice of Audits.

                  Xcel shall provide NRG with written notice of any Audit that could give rise to a payment under Section 5.1 within ten business days of Xcel's receipt of notice thereof, provided that this Section 5.2 shall not apply to any Audit commenced before the date of this Agreement, which Audits are described on Schedule 5.2 to this Agreement.

                  5.3 Contests.

                  (a) Except as provided in Section 5.3(e), if a Tax Authority assesses, asserts, proposes, recommends or attempts to collect on an NRG Proposed Adjustment, or submits a request for information that reasonably may relate to an NRG Proposed Adjustment or potential

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NRG Proposed Adjustment, Xcel shall provide NRG with prompt notice thereof and
NRG shall elect in writing, within ten business days of receipt of notice from Xcel, to contest the NRG Proposed Adjustment or potential NRG Proposed Adjustment in the manner provided in Section 5.3(b) or to agree not to contest the NRG Proposed Adjustment and pay Xcel any amount required to be paid under
Section 5.1.

                  (b) If NRG elects to contest the NRG Proposed Adjustment, NRG shall keep Xcel reasonably informed of the contest and NRG's resolution of the contest shall be binding on Xcel (subject to Section 5.3(h)), the Xcel Affiliated Companies, NRG and the NRG Affiliated Companies, provided that NRG pays Xcel any amount required to be paid under Section 5.1. Without limiting the generality of the foregoing, if NRG elects to contest an NRG Proposed Adjustment,

                           (i)      NRG shall assume responsibility for
                                    contesting the NRG Proposed Adjustment and settling or litigating it to a Final Determination, all at NRG's sole cost and expense;

                           (ii) Xcel shall take all steps reasonably necessary to authorize NRG to contest the NRG Proposed Adjustment, including executing powers of attorney and promptly delivering to NRG any written materials received by Xcel from any source other than NRG relating to the NRG Proposed Adjustment;

                           (iii) NRG shall provide Xcel with copies of all material documents received from or submitted to the Tax Authority in connection with the contest, including copies of any Final Determination, Form 870 or other documentation relating to resolution of the contest;

                           (iv) if NRG decides to pay the NRG Proposed Adjustment and sue for a refund, NRG shall advance to Xcel, on an interest-free basis and without duplication, the amount of Tax required to be paid by Xcel in connection with the NRG Proposed Adjustment;

                           (v) if NRG and the Tax Authority enter into an agreement that does not result in a Final Determination, including an agreement on Form 870, NRG shall advance to Xcel, on an interest-free basis and without duplication, the amount of Tax required to be paid by Xcel in connection with the NRG Proposed Adjustment; and

                           (vi) if a Final Determination requires that Xcel make a payment to the Tax Authority with respect to the NRG Proposed Adjustment, NRG, without duplication, shall pay to Xcel the amount required under Section 5.1.

                  (c) Payments with respect to amounts contested under Section 5.3(b) shall be made as follows: Xcel and NRG shall agree on the date on which payment will be made to the Tax Authority (the "Payment Date"), NRG shall remit the payment amount to Xcel no later than two business days before the Payment Date, and Xcel shall make payment to the Tax Authority

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no later than the Payment Date. If the relevant Tax Law or Tax Authority establishes a date by which payment to the Tax Authority must be made, that date shall be the Payment Date. If Xcel receives a refund of an amount paid pursuant to Section 5.3(b), Xcel shall remit the refund amount to NRG, together with any interest received thereon, within two business days of receipt thereof.

                  (d) Except as provided in Section 5.3(e), and without regard to whether Xcel obtains a Final Determination with respect to the NRG Proposed Adjustment in issue, if NRG (i) elects not to contest an NRG Proposed Adjustment, (ii) elects to contest an NRG Proposed Adjustment and fails to obtain a Final Determination, or (iii) fails to give Xcel the NRG election notice required under Section 5.3(a), NRG shall be deemed to have agreed to the NRG Proposed Adjustment and shall pay Xcel any amount required to be paid under
Section 5.1 on or before the later to occur of (x) the date Xcel makes payment to the Tax Authority and (y) ten business days after NRG receives notice from Xcel of the amount required to be paid, along with a computation in sufficient detail to inform NRG of the basis for its payment obligation and of the manner in which its obligation was computed.

                  (e) Nothing in this Section 5.3 shall prevent NRG from contending that an asserted NRG Proposed Adjustment is not a matter for which NRG is liable under Section 5.1, provided that NRG gives Xcel written notice to that effect no later than fifteen business days after receipt of the Xcel notice described in Section 5.3(a). Any dispute arising under this Section 5.3(e) shall be resolved in accordance with the procedures set forth in Section 7.10. If a dispute is resolved in Xcel's favor, NRG shall pay Xcel any amount that NRG owes under Section 5.1 at the time of the resolution within ten business days of the date of resolution and any other amount owed under Section 5.1 in accordance with the other provisions of this Section 5. NRG may not contest an asserted NRG Proposed Adjustment and also contend that it is not a matter for which NRG is liable under Section 5.

                  (f) If a contest or other resolution of a Tax Item of NRG results in Xcel's receipt of a refund or realization of a Tax Benefit other than a refund, Xcel shall pay the refund or the amount of the other Tax Benefit to NRG within two business days of receipt or realization thereof, together with any interest allowed thereon.

                  (g) Sections 5.3(b), (c), (d) and (f), but not Sections 5.3(a) or (e), shall apply to the NRG Proposed Adjustments proposed or asserted by a Tax Authority before the date of this Agreement, which adjustments are described on Schedule 5.3 to this Agreement, together with their agreed disposition.

                  (h) Nothing in this Section 5.3 shall waive Xcel's rights under the Settlement Agreement if NRG is in breach of Section 6(e) or 7(c) thereof.

                  5.4 Adjustment to Amounts Paid.

                  If NRG makes a payment to Xcel pursuant to Section 5.1, Xcel shall pay NRG the amount of any Tax Benefit realized by Xcel as a result of the adjustment giving rise to such payment. If Xcel makes a payment to NRG pursuant to Section 5.3(f), NRG shall pay to Xcel the amount of any Tax Detriment realized by Xcel as a result of the adjustment giving rise to

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such payment, except as otherwise provided on Schedule 5.4 to this Agreement.
Payments with respect to Tax Benefits and Tax Detriments described in this
Section 5.4 shall be made in the manner set forth in Sections 6.2, 6.3 and 6.4.

                  5.5 Waiver.

                  (a) Xcel in its sole discretion may resolve, settle, agree to, or fail to contest any NRG Proposed Adjustment if Xcel

                           (i) provides NRG with a written waiver of Xcel's right to indemnification with respect to the NRG Proposed Adjustment under this Agreement and, in the case of an NRG Proposed Adjustment described in clause (ii) of the definition thereof, a written waiver of Xcel's right to indemnification for any breach of Section 6(e) or Section 7(c) of the Settlement Agreement;

                           (ii) promptly reimburses NRG for any amounts previously advanced by NRG to Xcel in connection with the NRG Proposed Adjustment; and

                           (iii) compensates NRG for any Tax Detriment or other cost or liability that directly results from Xcel's resolution, settlement, agreement to, or failure to contest the NRG Proposed Adjustment.

                  (b) No waiver by Xcel under this Section 5.5 with respect to an NRG Proposed Adjustment shall operate as a waiver with respect to any other NRG Proposed Adjustment or any other right afforded Xcel under this Agreement or the Settlement Agreement.

                  5.6 Breach and Remedy.

                  Xcel's failure to notify NRG promptly of an NRG Proposed Adjustment or to otherwise comply with the provisions of this Section 5 with respect to an NRG Proposed Adjustment shall not relieve NRG of any liability to Xcel under this Agreement with respect to the NRG Proposed Adjustment except to the extent that NRG's rights hereunder are prejudiced by such failure, in which event NRG's sole remedy, except as otherwise provided in Section 5.5, shall be a reduction in the amount that NRG would otherwise be obligated to pay Xcel pursuant to Section 5.1. In no event shall any such failure on Xcel's part relieve NRG of any other liability or obligation which it may have to Xcel.

                  5.7 Joint Tax Liability.

                  (a) To the extent that a Tax Authority, acting pursuant to a provision of foreign Tax Law comparable to Section 1.1502-6 of the Treasury Regulations, collects any Tax from Xcel or an Xcel Affiliated Company for which NRG or an NRG Affiliated Company would be liable under the principles of the Prior Tax Allocation Agreement, NRG, within ten days of Xcel's written demand, shall reimburse Xcel for the amount of Tax collected.

                  (b) To the extent that a Tax Authority, acting pursuant to
Section 1.1502-6 of the Treasury Regulations or any comparable provision of state, local or foreign Tax Law, collects any Tax from NRG or an NRG Affiliated Company for which Xcel or an Xcel Affiliated Company would have been responsible under the Prior Tax Allocation Agreement if the Prior Tax Allocation Agreement (or, in the case of a foreign Tax, the principles of the Prior Tax Allocation Agreement) still applied, Xcel, within ten days of NRG's written demand, shall reimburse NRG for the amount of Tax collected.

SECTION 6. INDEMNIFICATION.

                  6.1 Indemnification.

                  (a) NRG and each NRG Affiliated Company shall jointly and severally indemnify Xcel, each Xcel Affiliated Company and their respective directors, officers and employees and hold them harmless from and against any and all Taxes for which NRG or any NRG Affiliated Company is liable under this Agreement and any loss, cost, damage or expense, including reasonable attorneys' fees and costs, that is attributable to, or results from, the failure of NRG or an NRG Affiliated Company to make any payment required to be made under this Agreement; provided, however, that any indemnification required under this
Section 6.1(a) shall be without duplication for payments made pursuant to
Section 5.

                  (b) Xcel and each Xcel Affiliated Company shall jointly and severally indemnify NRG, each NRG Affiliated Company and their respective directors, officers and employees and hold them harmless from and against any and all Taxes for which Xcel or any Xcel Affiliated Company is liable under this Agreement and any loss, cost, damage or expense, including reasonable attorneys' fees and costs, that is attributable to, or results from the failure of Xcel or an Xcel Affiliated Company to make any payment required to be made under this Agreement.

                  (c) The Indemnifying Party shall pay to the Indemnitee the sum (such sum, the "Indemnification Amount") of (i) the amount of the indemnified liability, (ii) any penalties or interest imposed with respect to the indemnified liability, to the extent not already included therein, and (iii) an additional amount such that when the sum of the amounts set forth in clauses
(i), (ii) and this clause (iii) is reduced by all Taxes imposed on the Indemnitee as a result of its receipt of such sum, the reduced amount equals the sum of the amounts set forth in clauses (i) and (ii) of this Section 6.1.

                  (d) The Indemnitee shall pay the Indemnifying Party any Tax Benefit realized by the Indemnitee as a result of having incurred, and having been indemnified by the Indemnifying Party for, an indemnified liability described in this Section 6.1.

                  6.2 Payment.

                  (a) All indemnification payments shall be made to the Indemnitee or, at the Indemnitee's written direction, to the appropriate Tax Authority, on the later of (i) the date ten days after delivery by the Indemnitee to the Indemnifying Party of written demand for payment and (ii) the date on which the Indemnitee is obligated to pay the associated Tax, provided such tax has, in fact, been paid.

                  (b) The Indemnitee shall provide the Indemnifying Party with its calculation of the Indemnification Amount at the time the Indemnitee makes written demand therefor. The calculation shall provide detail that is sufficient to allow the Indemnifying Party to understand the basis for the indemnification claim and its determination.

                  (c) Any indemnification payment required under this Agreement in an amount in excess of $1,000,000 shall be made by electronic funds transfer of immediately available funds

                  (d) Tax Benefits described in Section 6.1(d) shall be paid within ten business days of the Indemnitee's realization thereof. If the Indemnitee incurs an indemnified liability and realizes a Tax Benefit described in Section 6.1(d) with respect to that indemnified liability in the same Tax period, the Indemnifying Party shall pay the Indemnitee the net amount to which the Indemnitee is entitled under this Section 6.1.

                  6.3 Interest.

                  Any Indemnification Amount that is not paid within the period prescribed in Section 6.2(a) shall bear interest for the period from and including the date on which it was due to but excluding the date of payment at a per annum rate equal to the bank prime rate published in The Wall Street Journal on the date the payment was due. Such interest shall be payable at the same time as the indemnification payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

                  6.4 Disputes.

                  Any disputes with respect to indemnification shall be resolved in accordance with Section 7.10. Pending the resolution of any dispute over the existence or amount of a Tax Benefit described in Section 6.1(d), the Indemnifying Party shall pay the Indemnitee the Indemnification Amount, calculated as if the disputed portion of the Tax Benefit did not exist, and preserve all rights under Section 6.1(d). If the dispute is resolved in the Indemnifying Party's favor, the Indemnitee shall pay the Indemnifying Party, within two business days of receipt of notice of the resolution, any additional Tax Benefit determined to have been realized, together with interest, calculated in the manner described in Section 6.3, from the date of realization to the date of payment.

SECTION 7. MISCELLANEOUS

                  7.1 Effectiveness; Termination.

                  This Agreement shall become effective on the Effective Date.

                  7.2 Notices.

                  Any notice, request, instruction or other document to be given or delivered under this Agreement by a party to another party shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested, or (c) delivered to Federal Express or similar service for overnight delivery, in each case to the address of the party set forth below:

                  If to Xcel or an Xcel Affiliated Company:

                           Xcel Energy Inc.
                           414 Nicollet Mall
                           Minneapolis, Minnesota  55401
                                    Attn: James J. Duevel

                           with a copy to:

                           Edward Purnell
                           Jones Day
                           77 West Wacker, Suite 3500
                           Chicago, Illinois 60601-1692

                  If to NRG or an NRG Affiliated Company:

                           NRG Energy, Inc.
                           901 Marquette Avenue, Suite 2300
                           Minneapolis, Minnesota 55402-3265
                                    Attn: Anthony J. Valento

                           with a copy to:

                           Matthew A. Cantor
                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022-4675

                  Any party may, by written notice to the other parties, change the address or the party to which any notice, request, instruction or other document is to be delivered.

                  7.3 Change in Law.

                  (a) Any reference to a provision of the Code or other Tax Law shall include a reference to any applicable successor provision or law.

                  (b) If, due to any change in applicable law or regulations or their interpretation by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement shall become impracticable or impossible, the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

                  7.4 Confidentiality.

                  (a) Except as provided in Section 7.4(b), for a period of three years commencing on the date of this Agreement, each party shall hold and cause its directors, officers, employees, advisors and consultants to hold in strict confidence all information concerning the other parties furnished to it by such other parties or their representatives pursuant to this Agreement, except to the extent that (i) such information can be shown to have been in the public domain through no fault of such party or lawfully acquired from other sources not themselves under a duty of confidentiality by the party to which it was furnished, or (ii) disclosure is compelled by judicial or administrative process. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                  (b) Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, except as reasonably necessary to comply with applicable securities laws, any party to this Agreement may (i) consult with any tax advisor regarding the Tax Treatment and Tax Structure, and
(ii) disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure and all other materials of any kind (including opinions or other tax analyses) required by Section 1.6011-4 of the Treasury Regulations, provided that this authorization shall not permit disclosure of (x) any information not related to the Tax Treatment or Tax Structure or (y) the identities of any party to this Agreement.

                  7.5 Successors.

                  This Agreement shall be binding on and inure to the benefit and detriment of the parties and any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if such successor had been an original party.

                  7.6 Guarantee of Affiliated Company Performance.

                  Xcel shall cause to be performed, and guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Xcel Affiliated Company, and NRG shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any NRG Affiliated Company.

                  7.7 Authorization.

                  Each of the parties hereto represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

                  7.8 Entire Agreement.

                  This Agreement and the Prior Tax Allocation Agreement, solely to the extent incorporated by reference in this Agreement, contain the entire agreement among the parties hereto with respect to the subject matter hereof.

                  7.9 Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the law that might otherwise govern under the principles of conflicts of law applicable thereto.

                  7.10 Dispute Resolution.

                  Any dispute between Xcel or an Xcel Affiliated Company, on the one hand, and NRG or an NRG Affiliated Company, on the other hand, with respect to the operation or interpretation of this Agreement shall be decided by three arbitrators, one appointed by Xcel, one appointed by NRG, and one appointed by the other two arbitrators. Alternatively, the dispute may be resolved by a single arbitrator agreed to by each of Xcel and NRG. The arbitrators' decision shall be final and binding on the parties hereto. Xcel and NRG shall each pay one-half of the arbitrators' fees and expenses.

                  7.11 Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  7.12 Severability.

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction (or an arbitrator or arbitration panel) to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. In the event that any such term, provision, covenant or restriction is held to be invalid, void or unenforceable, the parties hereto shall use their reasonable best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such terms, provisions, covenant or restriction.

                  7.13 No Third Party Beneficiaries.

                  This Agreement is solely for the benefit of Xcel, the Xcel Affiliated Companies, NRG and the NRG Affiliated Companies. This Agreement confers upon no third party any remedy, claim, liability, reimbursement, cause of action or other right.

                  7.14 Waivers.

                  No failure or delay on the part of a party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing.

                  7.15 Setoff.

                  All payments to be made by any party under this Agreement may be netted against payments due to such party under this Agreement, but otherwise shall be made without setoff, counterclaim or withholding, all of which are hereby expressly waived.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                                                          NORTHERN STATES POWER COMPANY,
XCEL ENERGY INC.                                            MINNESOTA

By: /s/ RICHARD C. KELLY                                  By: /s/ RICHARD C. KELLY
    Name: Richard C. Kelly                                    Name: Richard C. Kelly
    Title: President & Chief Operating Officer                Title: President & Chief Operating Officer

NSP NUCLEAR CORPORATION                                   UNITED POWER AND LAND COMPANY

By: /s/ RICHARD C. KELLY                                  By: /s/ CYNTHIA L. LESHER
    Name: Richard C. Kelly                                    Name: Cynthia L. Lesher
    Title: Vice President, Chief Financial                    Title: Chairman and President
Officer and Treasurer

NORTHERN STATES POWER COMPANY, WISCONSIN
                                                          CLEARWATER INVESTMENTS, INC.
By: /s/ RICHARD C. KELLY
    Name: Richard C. Kelly                                By: /s/ BENJAMIN G.S. FOWKE III
    Title: Vice President and Chief Financial                 Name: Benjamin G.S. Fowke III
           Officer                                            Title: Vice President and Treasurer

                                                          CHIPPEWA AND FLAMBEAU IMPROVEMENT COMPANY
NSP LANDS, INC.
                                                          By: /s/ MICHAEL L. SWENSON
By: /s/ CYNTHIA L. LESHER                                     Name: Michael L. Swenson
    Name: Cynthia L. Lesher                                   Title: President
    Title: President

PUBLIC SERVICE COMPANY OF COLORADO                        1480 WELTON, INC.

By: /s/ RICHARD C. KELLY                                  By: /s/ CYNTHIA L. LESHER
    Name: Richard C. Kelly                                    Name: Cynthia L. Lesher
    Title: President & Chief Operating Officer                Title: Chairman & President

GREEN AND CLEAR LAKES COMPANY                             PSR INVESTMENTS, INC.

By: /s/ CYNTHIA L. LESHER                                 By: /s/ BENJAMIN G.S. FOWKE III
    Name: Cynthia L. Lesher                                   Name: Benjamin G.S. Fowke III
    Title: Chairman & President                               Title: Chairman & President

SOUTHWESTERN PUBLIC SERVICE COMPANY                       CHEYENNE LIGHT, FUEL, AND POWER COMPANY

By: /s/ RICHARD C. KELLY                                  By: /s/ RICHARD C. KELLY
    Name: Richard C. Kelly                                    Name: Richard C. Kelly
    Title: Vice President                                     Title: Vice President

XCEL ENERGY COMMUNICATIONS GROUP INC.                     NCE COMMUNICATIONS INC.

By: /s/ RICHARD C. KELLY                                  By: /s/ RICHARD C. KELLY
    Name: Richard C. Kelly                                    Name: Richard C. Kelly
    Title: President & Chief Executive Officer                Title: President

SEREN INNOVATIONS, INC.                                   XCEL ENERGY O&M SERVICES, INC.

By: /s/ BENJAMIN G.S. FOWKE III                           By: /s/ RICHARD C. KELLY
    Name: Benjamin G.S. Fowke III                             Name: Richard C. Kelly
    Title: CFO & Treasurer                                    Title: Vice President

XCEL ENERGY MARKETS HOLDINGS INC.                         E PRIME, INC.

By: /s/ RICHARD C. KELLY                                  By: /s/ BENJAMIN G.S. FOWKE III
    Name: Richard C. Kelly                                    Name: Benjamin G.S. Fowke III
    Title: Vice President                                     Title: Vice President & Treasurer

YOUNG GAS STORAGE COMPANY                                 XCEL ENERGY INTERNATIONAL, INC.

By: /s/ BENJAMIN G.S. FOWKE III                           By: /s/ RICHARD C. KELLY
    Name: Benjamin G.S. Fowke III                             Name: Richard C. Kelly
    Title: Vice President & Treasurer                         Title: President

INDEPENDENT POWER AMERICAS, INC.                          XCEL ENERGY ARGENTINA INC.

By: /s/ PARAS M. SHAH                                     By: /s/ PARAS M. SHAH
    Name: Paras M. Shah                                       Name: Paras M. Shah
    Title: President                                          Title: President

XCEL ENERGY RETAIL HOLDINGS, INC.                         E PRIME ENERGY MARKETING, INC.

By: /s/ BENJAMIN G.S. FOWKE III                           By: /s/ CATHY J. HART
    Name: Benjamin G.S. Fowke III                             Name:  Cathy J. Hart
    Title: Vice President & Treasurer                         Title: Vice President

E PRIME FLORIDA INC.                                      E PRIME GEORGIA INC.

By: /s/ CATHY J. HART                                     By: /s/ CATHY J. HART
    Name: Cathy J. Hart                                       Name: Cathy J. Hart
    Title: Vice President                                     Title: Vice President

XCEL ENERGY PERFORMANCE CONTRACTING INC.
   (Formerly Energy Masters International, Inc.)          PLANERGY CAPITAL ASSOCIATES INC.

By: /s/ CATHY J. HART                                     By: /s/ PATRICIA K. VINCENT
    Name: Cathy J. Hart                                       Name: Patricia K. Vincent
    Title: President & Vice President                         Title: President

PLANERGY ENERGY SERVICES CORPORATION                      PLANERGY HOUSING INC.

By: /s/ PATRICIA K. VINCENT                               By: /s/ PATRICIA K. VINCENT
    Name: Patricia K. Vincent                                 Name: Patricia K. Vincent
    Title: President                                          Title: President

PLANERGY, INC.                                            PLANERGY INTERNATIONAL, INC.

By: /s/ PATRICIA K. VINCENT                               By: /s/ PATRICIA K. VINCENT
    Name: Patricia K. Vincent                                 Name: Patricia K. Vincent
    Title: President                                          Title: President

PLANERGY SERVICES, INC.                                   PLANERGY SERVICES OF CALIFORNIA, INC.

By: /s/ PATRICIA K. VINCENT                               By: /s/ PATRICIA K. VINCENT
    Name: Patricia K. Vincent                                 Name: Patricia K. Vincent
    Title: President                                          Title: President

PLANERGY SERVICES OF HOUSTON, INC.                        PLANERGY SERVICES OF TEXAS, INC.

By: /s/ PATRICIA K. VINCENT                               By: /s/ PATRICIA K. VINCENT
    Name: Patricia K. Vincent                                 Name: Patricia K. Vincent
    Title: President                                          Title: President

PLANERGY SERVICES USA, INC.                               REDDY KILOWATT CORPORATION

By: /s/ PATRICIA K. VINCENT                               By: /s/ CATHY J. HART
    Name: Patricia K. Vincent                                 Name:  Cathy J. Hart
    Title: President                                          Title: Vice President & Secretary

                                                          XCEL ENERGY PRODUCTS AND SERVICES INC. (Formerly
XCEL ENERGY - CADENCE, INC.                                  Xcel Energy Retail Propane Inc.)

By: /s/ CATHY J. HART                                     By: /s/ CATHY J. HART
    Name: Cathy J. Hart                                       Name: Cathy J. Hart
    Title: Vice President                                     Title: Vice President

XCEL ENERGY WHOLESALE PROPANE INC. (Formerly North
America Energy, Inc.)                                     XERS INC.

By: /s/ CATHY J. HART                                     By: /s/ CATHY J. HART
    Name: Cathy J. Hart                                       Name: Cathy J. Hart
    Title: Vice President & Secretary                         Title: Vice President & Secretary

XCEL ENERGY VENTURES INC.                                 ELOIGNE COMPANY

By: /s/ RICHARD C. KELLY                                  By: /s/ CATHY J. HART
    Name: Richard C. Kelly                                    Name: Cathy J. Hart
    Title: President & Chief Executive Officer                Title: Vice President & Secretary

TEXAS-OHIO PIPELINE, INC.                                 XCEL ENERGY TRANSCO INC.

By: /s/ BENJAMIN G.S. FOWKE III                           By: /s/ BENJAMIN G.S. FOWKE III
    Name:  Benjamin G.S. Fowke III                            Name:  Benjamin G.S. Fowke III
    Title: Vice President                                     Title: Vice President & Treasurer

XCEL ENERGY WHOLESALE GROUP INC.                          APPLIED POWER ASSOCIATES, INC.

By: /s/ RICHARD C. KELLY                                  By: /s/ EDDIE T. BARRON
    Name: Richard C. Kelly                                    Name: Eddie T. Barron
    Title: President & Chief Executive Officer                Title: President & COO

ESOCO CROCKETT, INC.                                      KES MONTEGO, INC.

By: /s/ RAYMOND F. RUGG                                   By: /s/ ROBERT ROSS MCCAUSLAND
    Name: Raymond F. Rugg                                     Name: Robert Ross McCausland
    Title: President                                          Title: President

PRECISION RESOURCE COMPANY                                PROTO-POWER CORPORATION

By: /s/ RAYMOND F. RUGG                                   By: /s/ KENNETH A. EWELL
    Name: Raymond F. Rugg                                     Name: Kenneth A. Ewell
    Title: CEO                                                Title: President & COO

PROTO-POWER MICHIGAN INC.                                 PROTO-POWER NEW YORK INC.

By: /s/ KENNETH A. EWELL                                  By: /s/ KENNETH A. EWELL
    Name: Kenneth A. Ewell                                    Name: Kenneth A. Ewell
    Title: President                                          Title: President & CEO

QUIXX BORGER COGEN, INC.                                  QUIXX CAROLINA, INC.

By: /s/ ROBERT ROSS MCCAUSLAND                            By: /s/ ROBERT ROSS MCCAUSLAND
    Name: Robert Ross McCausland                              Name: Robert Ross McCausland
    Title: President                                          Title: COO

QUIXX CORPORATION                                         QUIXX LOUISVILLE, LLC

By: /s/ RAYMOND F. RUGG                                   By: /s/ RAYMOND F. RUGG
    Name: Raymond F. Rugg                                     Name: Raymond F. Rugg as President & CEO
    Title: President & CEO                                    Title: The Sole Member

QUIXX JAMAICA, INC.                                       QUIXX POWER SERVICES, INC.

By: /s/ RAYMOND F. RUGG                                   By: /s/ RAYMOND F. RUGG
    Name: Raymond F. Rugg                                     Name: Raymond F. Rugg
    Title: Chief Executive Officer                            Title: Chairman & CEO

QUIXX RESOURCES, INC.                                     QUIXX WPP94, INC.

By: /s/ ROBERT ROSS MCCAUSLAND                            By: /s/ ROBERT ROSS MCCAUSLAND
    Name: Robert Ross McCausland                              Name: Robert Ross McCausland
    Title: Vice President                                     Title: President & COO

QUIXXLIN CORP.                                            UNIVERSAL UTILITY SERVICES LLC

By: /s/ ROBERT ROSS MCCAUSLAND                            By: /s/ KENNETH A. EWELL
    Name: Robert Ross McCausland                              Name: Kenneth A. Ewell, President & CEO
    Title: President & COO                                    Title: The Sole Member

UTILITY ENGINEERING CORPORATION                           XCEL ENERGY WYCO, INC.

By: /s/ KENNETH A. EWELL                                  By: /s/ BENJAMIN G.S. FOWKE III
    Name: Kenneth A. Ewell                                    Name: Benjamin G.S. Fowke III
    Title: President & CEO                                    Title: Vice President & Treasurer

WESTGAS INTERSTATE, INC.                                  XCEL ENERGY SERVICES INC.

By: /s/ BENJAMIN G.S. FOWKE III                           By: /s/ RICHARD C. KELLY
    Name: Benjamin G.S. Fowke III                             Name: Richard C. Kelly
    Title: Vice President & Treasurer                         Title: President & Chief Operating Officer

NRG ENERGY, INC.                                          ENIGEN, INC.

By: /s/ SCOTT J. DAVIDO                                   By: /s/ GEORGE P. SCHAEFER
    Name: Scott J. Davido                                     Name: George P. Schaefer
    Title: Vice President and General Counsel                 Title: Treasurer

CAMAS POWER BOILER, INC.                                  NRG MIDDLETOWN OPERATIONS INC.
CAPISTRANO COGENERATION COMPANY                           NRG NORTH CENTRAL OPERATIONS INC.
CHICKAHOMINY RIVER ENERGY CORP.                           NRG NORTHEAST AFFILIATE SERVICES INC.
EASTERN SIERRA ENERGY COMPANY                             NRG NORWALK HARBOR OPERATIONS INC.
ELK RIVER RESOURCE RECOVERY, INC.                         NRG OPERATING SERVICES, INC.
ENERGY NATIONAL, INC.                                     NRG OSWEGO HARBOR POWER OPERATIONS INC.
ENIFUND, INC.                                             NRG PACGEN INC.
ESOCO MOLOKAI, INC.                                       NRG POWER MARKETING INC.
ESOCO ORRINGTON, INC.                                     NRG SAGUARO OPERATIONS INC.
ESOCO, INC.                                               NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
HANOVER ENERGY COMPANY                                    NRG WESTERN AFFILIATE SERVICES INC.
INDIAN RIVER OPERATIONS INC.                              NRG SOUTH CENTRAL OPERATIONS INC.
NRG AFFILIATE SERVICES INC.                               O BRIEN COGENERATION, INC. II
NRG ARTHUR KILL OPERATIONS INC.                           ONSITE ENERGY, INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.                   PACIFIC CROCKETT HOLDINGS, INC.
NRG CABRILLO POWER OPERATIONS INC.                        PACIFIC GENERATION COMPANY
PACIFIC-MT. POSO CORPORATION                              SAN JOAQUIN VALLEY ENERGY I, INC.
NRG CONNECTICUT AFFILIATE SERVICES INC.                   SAN JOAQUIN VALLEY ENERGY IV, INC.
NRG DEVELOPMENT COMPANY INC.                              SOMERSET OPERATIONS INC.
NRG DEVON OPERATIONS INC.                                 TACOMA ENERGY RECOVERY COMPANY
NRG DUNKIRK OPERATIONS INC.                               VIENNA OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY JACKSON VALLEY I, INC.
NRG ENERGY JACKSON VALLEY II, INC.                        BY: /S/ SCOTT J. DAVIDO
NRG HUNTLEY OPERATIONS INC.                                   NAME: SCOTT J. DAVIDO
NRG MEXTRANS INC.                                             TITLE: DIRECTOR AND VP
NRG MIDATLANTIC AFFILIATE SERVICES INC.

NEO Corporation
NEO Landfill Gas Holdings Inc.                            NEO POWER SERVICES INC.
NEO Landfill Gas Inc.
NRG INTERNATIONAL II INC.                                 By: /s/ SCOTT J. DAVIDO
NRG INTERNATIONAL III INC.                                    Name: Scott J. Davido
NRG LATIN AMERICA INC.                                        Title: Manager
NRG MONTVILLE OPERATIONS
NRG Services Corporation
STATOIL ENERGY POWER/PENNSYLVANIA, INC.

By: /s/ SCOTT J. DAVIDO
    Name:  Scott J. Davido
    Title: VP / Asst. Secretary

NRG ASIA-PACIFIC, LTD.
NRG CADILLAC OPERATIONS INC.                              ONSITE MARIANAS CORPORATION

By: /s/ SCOTT J. DAVIDO                                   By: /s/ DAVID LLOYD
    Name: Scott J. Davido                                     Name: David Lloyd
    Title: Director                                           Title: Secretary

PACIFIC GENERATION DEVELOPMENT COMPANY                    PACIFIC GENERATION HOLDINGS COMPANY

By: /s/ ERSHEL C. REDD, JR.                               By: /s/ GEORGE P. SCHAEFER
    Name: Ershel C. Redd, Jr.                                 Name: George P. Schaefer
    Title: Director and President                             Title: Treasurer

                                  Schedule 1.1T

                     Principles for Determining Tax Benefits
                               and Tax Detriments

         For purposes of this Agreement:

                  (a) A Tax Benefit or Tax Detriment is taken into account when realized. A Tax Benefit inuring to Xcel is realized following the utilization of the net operating loss carryforward expected to result from the Worthless Stock Deduction. A Tax Benefit inuring to NRG is realized following the utilization of any allowable net operating loss carryforward arising from a taxable period beginning before the Effective Date.

                  (b) Audits of multiple issues, for multiple years, or both that are resolved at the same time and in the same procedural manner give rise to a single amount, not separate amounts for each issue or year.

                  (c) Xcel and NRG shall endeavor in good faith, on a reasonable basis, to determine appropriate tax rates (federal and state) for calculating Tax Benefits and Tax Detriments for each party and to share with each other any information as may be relevant in making such determination.

                  (d) Audit adjustments of $100,000 or less do not give rise to a Tax Benefit. Refunds of $100,000 or less do not give rise to a Tax Detriment.

                  (e) The reduction in federal and Minnesota state taxes associated with an increase in the Worthless Stock Deduction occasioned by an NRG audit adjustment is a Tax Benefit to Xcel. The increase in federal and Minnesota state taxes associated with a decrease in the Worthless Stock Deduction occasioned by an NRG audit adjustment is a Tax Detriment to Xcel. Increases or decreases in taxes from jurisdictions other than the U.S. and Minnesota do not give rise to a Tax Benefit or a Tax Detriment.

                  (f) If a Tax Benefit equals or exceeds the indemnified liability that gives rise to it, the Tax Benefit is deemed to equal the indemnified liability and no payment is due any party with respect to that indemnified liability. If a Tax Detriment equals or exceeds the refund that gives rise to it, the Tax Detriment is deemed to equal the refund and no payment is due any party with respect to that refund.

                  Xcel and NRG may by written instrument modify or supplement this schedule without amending this Agreement and without notice to the other parties hereto.

                                  Schedule 4.2

               Amounts Payable with respect to Certain Adjustments

              Adjustment                    Jurisdiction        Date of Adjustment         Amount
              ----------                    ------------        ------------------         ------
1994 Return True Up                           Federal            Agreed Nov. 2003       $   (632,666)

2001 Return True Up                           Federal            December 16, 2002         3,969,095

2002 4th Quarter Estimated Payment            Minnesota          December 16, 2002           421,000

2002 Extension Payment                        Minnesota          March 17, 2003            2,108,000

2002 Return True Up                           Minnesota          December 2003             2,459,791

2003 1st Quarter Estimated Payment            Minnesota          March 17, 2003            2,021,000

2003 2nd Quarter Estimated Payment            Minnesota          June 16, 2003              (807,000)

Audit Adjustment (1995-1997)                  Minnesota          June 30, 2003              (532,952)

2003 3rd Quarter Estimated Payment            Minnesota          September 2003              610,000

Audit Adjustment (1989-1994)                  Minnesota          November 2003              (184,500)

Net Amount Due NRG                                                                      $  9,431,768

                                  Schedule 5.2

                    Audits Commenced as of Date of Agreement

                                                  NRG Proposed
   Type of Tax             Years Covered          Adjustments?
   -----------             -------------          ------------
Income (U.S. Federal)         1995-1997                Yes.
Income (U.S. Federal)         1998-2001                Yes.
Income (Minnesota)            1989-1994                Yes.
Income (Minnesota)            1995-1997                Yes.
Income (California)           1998-2001                Yes.

                                  Schedule 5.3

                            NRG Proposed Adjustments
                             as of Date of Agreement

                                         Tax Authority and      Total Adjustment
             Item                          Tax Period(s)        Proposed (Income)       Agreed Disposition
             ----                          -------------        -----------------       ------------------
Hybrid Debt Issue/U.S. Federal              1995-1997              $22,781,062            NRG to contest.
Non-Hybrid Debt Issues/Federal              1995-1997             ($ 7,414,333)*          Agreed with IRS.

  * This adjustment relates to the $2,546,382 amount described on Schedule 5.4.

                                  Schedule 5.4

                     Exception to Application of Section 5.4

                  Xcel and NRG estimate that NRG will be due a payment from Xcel of $2,546,382 with respect to agreed NRG issues in the 1995-1997 federal audit cycle, and that NRG will owe Xcel $418,646 with respect to an NRG deficiency from the 1989-1994 federal audit cycle. If no deficiency is sustained with respect to the 1995-1997 federal audit, with respect to the hybrid issue or otherwise, Section 5.4 will not apply to the difference between the refund and the deficiency (estimated to be $2,546,382 - $418,646 = $2,127,736).